RAYMOND D. SCHOENBAUM
                              CONSULTING AGREEMENT


     This Consulting Agreement is made as of the Effective Date of the merger described in that certain Agreement and Plan of Merger dated October 14, 1994, involving Applebee's International, Inc. and IRC Acquisition Corp. and Innovative Restaurant Concepts, Inc. and certain shareholders of Innovative Restaurant Concepts, Inc. (the "Merger Agreement"), by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation (the "Company") and RAYMOND D. SCHOENBAUM (the "Consultant").

     WHEREAS, Consultant is knowledgeable in the industry of casual dining restaurants, and Company wishes to contract with Consultant for the performance of services on its behalf subject to the terms of this Agreement;

     WHEREAS, Consultant is willing to render his services to the Company on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual terms and conditions hereof, the Company and the Consultant hereby agrees as follows:

     1. Scope of Work. The Company hereby hires Consultant and the Consultant hereby agrees to perform services for the Company upon the terms and conditions of this Agreement.

     2. Services.

        a. The Consultant shall provide consultation with respect to: (i) creating and developing new restaurant concepts, as requested in writing by and under the direction of the Company's Chief Operating Officer and Chief Executive Officer; and (ii) the operations of the Company's existing restaurant concepts to the extent specifically requested by the Company executive responsible for such concept (e.g. Applebee's Grill & Bar, Ray's on the River, Rio Bravo Cantina, Rio Bravo Grill or Green Hills Grille).

        b. In addition to the foregoing duties, the Consultant agrees to serve as a member of Company's Board of Directors. Consultant shall carry out those duties traditionally performed by a member of the board of directors of a public company. These duties shall include, without limitation, a duty to act as a fiduciary, a duty to act in good faith, a duty to deal fairly with the Company and to avoid self dealing, and a duty to keep all Company matters confidential. Consulting services performed by Consultant hereunder are independent of Consultant's service to the Company as a member of its Board of Directors (i.e. Consultant may serve as a member of the Company's Board of Directors whether or not he is a consultant to the Company). Every consideration will be given to the Consultant by the Board of Directors and its nominating committee to place his name in nomination for membership on the Board at the Company's 1995 Annual Meeting of Shareholders.

     3. Term. This Agreement shall have an initial term of one year commencing on the date hereof, subject to earlier termination as provided in Paragraph 11, below, and shall be renewable by mutual agreement for additional one year terms.

     4. Fee. As payment for his services rendered under this Agreement, the Consultant shall receive the following:

        a. The Consultant shall be paid a fee of $165,000 per year, payable in equal monthly installments during the term of this Agreement, prorated for any partial month. Consultant understands that he is not eligible for any benefits from the Company other than his consulting fee and that he is responsible for all tax payments related thereto.

        b. So long as the Consultant serves as a member of the Company's Board of Directors, he shall be entitled to participate as if he were an employee director in the Company's Board of Director stock option plan, and so long as he is receiving consulting fees under any Consulting Agreement, he shall receive no other compensation as a member of the Board of Directors.

     5. Reimbursement of Expenses.

        a. Subject to such rules and procedures as from time to time are specified by the Company, the Company shall reimburse the Consultant for travel, lodging, meal and miscellaneous expenses, preapproved by the Chief Operating or Chief Financial Officer of the Company, necessarily incurred in the performance of his duties on specific projects including attendance at industry trade shows and meetings and meals at Company restaurants as reasonably needed to assess from time to time the Company's level of restaurant operations. Consultant shall submit expense reports to the Chief Operating Officer or Chief Financial Officer, in the Company's standard form, for such reimbursable expenses at least monthly.

        b. The Company will provide the Consultant with available office space and clerical assistance as needed in conjunction with his services hereunder when it is necessary or appropriate for Consultant to visit the Company's offices in Overland Park, Kansas.

        c. The Company will rent to Consultant an office in Marietta, Georgia for $500.00 per month, at the election of the Consultant. Such space shall be made available so long as both the Company maintains office space in its current location in Marietta and this Agreement is in effect. In addition, the Company will provide clerical services at its Marietta office as reasonably required by the Consultant in the performance of his services hereunder.

     6. Confidentiality/Trade Secrets. The Consultant acknowledges that his position with the Company is one of the highest trust and confidence by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the term of this Agreement and thereafter, the Consultant covenants and agrees as follows:

        a. he shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

        b. he shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of performing services for the Company under this Agreement or by law; and

        c. he shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

     All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by the Consultant or otherwise coming into his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Consultant upon termination of this Agreement for any reason whatsoever or any other time upon request of the Company.

     7. Discoveries. The Consultant covenants and agrees that he will fully inform the Company of and disclose to the Company all inventions, concepts, designs, improvements, discoveries and processes ("Discoveries") which he may have during the term of this Agreement and which pertain or relate to the business of the Company or to any experimental work, products, services or processes of the Company in progress or planned for the future, whether conceived by the Consultant alone or with others, and whether or not conceived in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. The Consultant shall assist the Company, at any time during or after the term hereof, in obtaining patents on all such Discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others. Notwithstanding this Paragraph 7, so long as the Discovery does involve the casual dining restaurant industry, the Consultant may retain ownership thereof after having fully informed the Company thereof in writing, the Company acknowledges in writing that Paragraph 7 shall not apply to such Discovery. For purposes of this Agreement, "casual dining restaurant industry" consists of "sit down" restaurants serving alcoholic beverages with a per guest average guest check of under $15.00.

     8. Noncompetition. Taking into consideration the nature, scope and volume of the Company's operations, the Consultant agrees that during the term of this Agreement, and for a period of one year immediately following any termination of this Agreement, whether voluntary or involuntary, he will not, within the United States or any other country in which the Company, directly or indirectly, owns, operates or franchises restaurants, directly or indirectly, own, manage, operate, control, or be employed by, participate in, or be connected in any matter with the ownership (other than Consultant's current ownership interest in the Cuco's restaurant business and ownership of securities of other publicly held corporations of which Consultant owns less than 2% of any class of outstanding securities), management, operation, or control of any business engaged in the casual dining restaurant industry, or in any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of this Agreement.

     9. Nonsolicitation. The Consultant agrees that during the term of this Agreement and for a period of one year immediately following the later of (i) any termination of this Agreement, whether voluntary or involuntary, or (ii) the date he ceases to be a member of the Board of Directors, he will not, either directly or indirectly, for himself or for any third party, solicit, induce, recruit, or cause another person in the employ of the Company to terminate his/her employment for the purpose of joining, associating or becoming employed with any business or activity which is engaged in the casual dining restaurant industry or any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of this Agreement or removal or resignation from the Board. The Company and the Consultant specifically acknowledge and agree that the foregoing covenants of the Consultant in Paragraphs 8 and 9 are reasonable in content and scope and are given by the Consultant for adequate consideration.

     10. Remedies for Breach of Covenants of the Consultant. The covenants set forth in Paragraphs 6, 7, 8, and 9 of this Agreement shall continue to be binding upon the Consultant, notwithstanding the termination of this Agreement for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and the Consultant. The existence of any claim or cause of action by the Consultant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all of such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief shall be available to prevent the breach or any threatened breach thereof.

     11.  Termination.

          a. Consultant may terminate this Agreement (a "Termination") at any time, with or without cause or reason. The Company may terminate this Agreement at any time upon notice to the Consultant, but only for cause. In the event of any Termination, the Consultant shall receive his fee only through the date of the Termination.

          b. "Cause" shall be limited to gross misconduct by Consultant in performing the services hereunder, material breach of any covenant hereunder by the Consultant and failure of Consultant to cure such breach on or before 15 days after receipt of written notice of such alleged breach from the Company, Consultant being charged with the commission of a criminal offense constituting a felony or involving dishonesty, deceit, or moral turpitude and the charge is not dismissed within 30 business days, or the Consultant's death or permanent disability.

          c. The provisions of Paragraphs 6, 7, 8, 9, 10, and 12 shall survive any Termination.

     12. Arbitration of Disputes. Any dispute or claim arising out of or relating to this Agreement shall be settled by arbitration in the greater Kansas City metropolitan area in accordance with the then current rules of the American Arbitration Association, and judgment upon any award rendered therein may be entered in any court having proper jurisdiction. Each party shall bear its full cost of any arbitration, including the expenses and attorneys' fees incurred by it related thereto and including any actions taken by it to appeal or enforce the judgment rendered therein, unless the Consultant is the prevailing party, in which case the Company will reimburse the Consultant for his reasonable legal fees and expenses.

     13. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:

          a. If to the Company:

             Applebee's  International,  Inc.
             4551 West 107th  Suite 100  Overland
             Park, Kansas 66207 Attn: General Counsel

          b. If to the Consultant:

             Raymond D. Schoenbaum

     Either party may change its address for notice by giving notice in accordance with the terms of this Paragraph 13.

     14.  General Provisions.

          a. Independent Contractor. Consultant shall be an independent contractor with respect to services performed under this Agreement and shall not be deemed to be an agent, employee or partner of Company. Nevertheless, the Consultant acknowledges that he has received a copy of the Company's policy regarding transactions in its securities and the Company's policy regarding contact with stock analysts and media representatives and agrees to be bound thereby and to comply therewith.

          b. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

          c. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

          d. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

          e. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by the Consultant.

          f. Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

          g. Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any word, clause, paragraph, or provision of this Agreement.

          h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          i. Failure to Consummate Merger. If the Merger described in the Merger Agreement shall fail to become effective on or before March 24, 1995, this Agreement shall be null and void with neither party having any obligation under any of the foregoing terms and provisions.

     IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date and year first above written.

CONSULTANT:                                 APPLEBEE'S INTERNATIONAL, INC.



                                            By:
Raymond D. Schoenbaum                       Abe J. Gustin, Jr.
                                            Chairman and C.E.O.